EXHIBIT C
                                                                   ---------
                                 LEIDY HUB, INC.
                                  BALANCE SHEET
                                   (UNAUDITED)


                                                           At March 31, 1999
                                                           -----------------

ASSETS
Current Assets:
  Cash                                                        $   86,759
  Notes Receivable - Associated Companies                        700,000
  Accounts Receivable - Associated Companies                       3,024
  Prepayments                                                      6,063
                                                              ----------
Total Current Assets                                             795,846
                                                              ----------

Property, Plant & Equipment                                        3,208
  Less:  Reserve for DDA                                          (3,171)
                                                              ----------
Net Property, Plant & Equipment                                       37
-------------------------------                               ----------

Other Assets:
  Investment in Ellisburg-Leidy
   Northeast Hub Co.                                             136,850
  Investment in Enerchange                                             -
  Other Deferred Debits                                            1,874
                                                              ----------
Total Other Assets                                               138,724
------------------                                            ----------

Total Assets                                                  $  934,607
                                                              ==========

LIABILITIES & STOCKHOLDERS EQUITY Capital Stock $1 Par:
  Authorized 4,000 shares issued
   and outstanding                                            $    4,000
  Paid-in-Capital                                              1,364,500
  Retained Earnings                                             (655,087)
                                                              ----------
Total Stockholders Equity                                        713,413
                                                              ----------

Current & Accrued Liabilities:
  Accounts Payable - Assoc. Companies                             19,599
  Federal Income Taxes Payable                                    83,573
  Other Accruals                                                   2,547
                                                              ----------
Total Current & Accrued Liabilities                              105,719
                                                              ----------

Accumulated Deferred Income Taxes                                115,475
                                                              ----------

Total Liabilities & Equity                                    $  934,607
                                                              ==========